UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 18, 2005

                           BIOPHAN TECHNOLOGIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                      0-26057                    82-0507874
----------------------------    --------------------      ----------------------
(State or other jurisdiction    (Commission file No)         (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                       150 Lucius Gordon Drive, Suite 215
                            West Henrietta, New York
                    (Address of principal executive offices)
                                      14586
                                   (Zip code)
                                 (585) 214-2441
                         (Registrant's telephone number)

Item 7.01 Regulation FD Disclosure

Our CEO Michael Weiner today addressed a group of Swiss investors at a meeting in Tagerwilen, Switzerland, in which he provided an overview of the Company's technologies and strategic initiatives, as well as a five-year outlook for potential Company revenues from licensing of its proprietary biomedical technologies and product sales.

Mr. Weiner discussed Biophan's portfolio of technologies for magnetic resonance image compatibility of medical devices such as stents, vena cava filters, and interventional devices. If successfully developed and accepted in the marketplace, these technologies have the potential to generate licensing revenues totaling $100 million or more within approximately five years, primarily from royalty payments, he said. In addition, he indicated that licensing revenues related to MRI safety for implantable medical devices including pacemakers, implantable cardioverter defibrillators (ICDs), and neurostimulators have the potential to reach $40 million within the same five-year time frame. As with any revenue forecast, these projections are subject to various factors, and there are no assurances that the Company will successfully commercialize all of these technologies or achieve these estimated revenue levels.

In addition to these licensing-related forecasts, Mr. Weiner also announced potential product sales revenues related to the MYO-VAD(TM) cardiac assist device of up to $100 million within the same approximate five-year period. He added that these projections are dependent upon various factors including FDA approval of the product line currently in development. As previously announced, Biophan executed a letter of intent to acquire a minority interest in MYOTECH, LLC, the developer of the MYO-VAD device, with rights to acquire a majority interest in exchange for funding the development.

Mr. Weiner announced that we anticipate closing a deal with a distribution partner for the MYO-VAD within 24 months, and that the partner will bear costs related to clinical trials, marketing, and distribution.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this current report may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology, the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this current report should be read in conjunction with Biophan's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this current report, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   BIOPHAN TECHNOLOGIES, INC.
                                                   --------------------------
                                                          (Registrant)

Date November 18, 2005                             /s/ Robert J. Wood
     -----------------                             -----------------------------
                                                          (Signature)

                                                   Robert J. Wood
                                                   CFO, Treasurer, Secretary
                                                   (Principal Financial Officer)